                                                                   EXHIBIT 99.16
                          U.S.A. Government Reserves
              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                             AS OF August 31, 1987

                              Base Period Return
                              ------------------


                                                                          Including               Excluding
                                                                        gains and losses       gains and losses
                                                                        ----------------       ----------------
Net Income of one share for
  a seven-day base period                                                     .001331                .001333

Divided by

Net asset-value of one share
  at beginning of base period                                                   $1.00                  $1.00

Equals

Base period return (unannualized)                                             .001331                .001333

                                             Annualized  Return
                                             ------------------

Base period return (unannualized)                                             .001331                .001333

Divided by 7                                                                  .000190                .000190

Multiplied by 365                                                             .069506                .069506

Equals

Annualized return                                                             6.95                   6.95

                                      Effective or Compounded Yield
                                      -----------------------------

Base period return (unannualized)*                                            .001331                .001333

Divided by 7                                                                  .000190                .000190

Add

1

Equals                                                                       1.000190               1.000190

Sum raised to 365th power                                                    1.07180422

Subract

1

Equals

Effective or Compounded Yield                                                7.19

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* Calculated using base period return (unannualized) excluding gains and losses.